Advanced Micro Devices, Inc.
Conflict Minerals Report
For the Reporting Period from January 1 to December 31, 2022
This Conflict Minerals Report for Advanced Micro Devices, Inc. (“AMD”) covers the reporting period from January 1 to December 31, 2022 and has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 13p-1 and Form SD thereunder (the “Conflict Minerals Rule” or “Rule”). The Conflict Minerals Rule requires disclosure of certain information by companies filing reports with the Securities Exchange Commission (“SEC”) that manufacture, or contract to manufacture, products for which certain minerals specified in Section 13(p) of the Exchange Act and the Rule as “conflict minerals” are necessary to the functionality or production of those products. The term “conflict minerals” is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to as the “3TG”. The term “Covered Countries” for purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo (“DRC”) and the following adjoining countries: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.
References in this Conflict Minerals Report to “AMD,” “we,” “us” or “our” mean Advanced Micro Devices, Inc. and our consolidated subsidiaries, including Xilinx, Inc. (Xilinx), which we acquired on February 14, 2022. The Xilinx supply chain is included in this report. We integrated Xilinx’s conflict minerals program for the 2022 reporting period. The term “armed groups” means an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country.
Overview of our Program
Our efforts to break the link between the minerals trade and conflict in the Democratic Republic of Congo began in 2008. Through industry initiatives and collaboration with our supply chain, we work to support the responsible sourcing of minerals from Conflict-Affected and High-Risk Areas (CAHRA) which includes Covered Countries. Since then, our view and insight into the minerals supply chain have developed beyond 3TG to include cobalt. Our goal is to source only from smelters and refiners that participate and are conformant to third-party audit programs such as the Responsible Minerals Initiative’s (RMI) Responsible Minerals Assurance Process (RMAP), London Bullion Market Association (LBMA), or Responsible Jewelry Council (RJC). As we learn more about potential social and environmental impacts, we continue to assess our supply chain and have prioritized minerals for additional due diligence.
We designed our program in alignment with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,

Third Edition, including the related supplements on gold, tantalum, tin and tungsten (the “OECD Guidance”). The SEC has recognized the OECD Guidance as an appropriate nationally and internationally recognized due diligence framework for conflict mineral reporting purposes.
We contribute to industry efforts to as a member of the Responsible Business Alliance (“RBA”) and are an active member of RMI. Through RMI, we connect with industry members, governments, non-profits, and other stakeholders to advance the use of tools and resources with the aim of supporting responsible mineral production and sourcing on a global scale. We support the RMI’s efforts to develop standards and tools that benefit all companies working to break the link between minerals trade and conflict. Specifically, AMD staff participate in RMI multi-stakeholder calls and due diligence meetings, as well as utilize RMI tools and resources for reporting and risk management.
Product and Supply Chain Description
We are a global semiconductor company primarily offering:
•server microprocessors (CPUs) and graphics processing units (GPUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), and Adaptive System-on-Chip (SoC) products for data centers;
•CPUs, accelerated processing units (APUs) that integrate CPUs and GPUs, and chipsets for desktop and notebook personal computers;
•discrete GPUs, and semi-custom SoC products and development services; and
•embedded CPUs, GPUs, APUs, FPGAs, and Adaptive SoC products.
For a detailed description of our business and products, see “Part I, Item 1—Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.
All of our products may contain 3TG that are necessary to the functionality or production of such products, therefore, all of our products are in scope for this report. As a fabless semiconductor company, our manufacturing operations are wholly outsourced to a carefully selected network of suppliers. AMD performs due diligence on relevant suppliers that AMD buys from directly and that provide materials and/or manufacturing services collectively referred to as “Manufacturing Suppliers.”
Due Diligence
Design of our Program
The AMD due diligence process aligns with the OECD Guidance and framework for due diligence.
•Step 1: Establish strong company management system
•Step 2: Identify and assess risks in the supply chain
•Step 3: Design and implement a strategy to respond to identified risks

•Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
•Step 5: Report on supply chain due diligence
Step 1: Establish Strong Company Management Systems
Responsible Minerals Policy. We have established a responsible minerals sourcing policy that outlines our commitment, approach and expectations for sourcing materials used in our products. Our policy is available at https://www.amd.com/system/files/documents/responsible-minerals-policy.pdf.
AMD has adopted the RBA Code of Conduct as the AMD Supplier Code of Conduct (“the Code”). and expects our suppliers to operate in accordance with the Code and its expectations which span labor, health and safety, environment, ethics and management systems. The Code requires suppliers to maintain a conflict minerals policy and conduct supply chain due diligence to ensure compliance to the Code.
Internal Management Systems. The AMD responsible minerals team is responsible for the development of due diligence processes and the internal management systems that implement our responsible minerals policy. Our team works closely with the Corporate Responsibility team to set the program strategy and assess supply chain risks. We provide training to sourcing managers and work with them to communicate expectations to suppliers. Responsible Sourcing of Minerals resides within Global Operations and Quality and reports to the AMD Corporate Vice President of Direct Procurement and Board Operations.
Control Systems. The Conflict Mineral Reporting Template (“CMRT”) obtained from our Manufacturing Suppliers allowed us to gather information that was important for our due diligence efforts, including the 3TG contained in the Manufacturing Suppliers’ products and the names of smelters or refiners in the Manufacturing Suppliers’ own supply chain. We elected to use the CMRT because it is an internationally recognized and commonly used tool that facilitates efficient data gathering and aggregation. We also provided our Manufacturing Suppliers with the Code and communicated with them our responsible mineral policy to source only from smelters and refiners conformant to independent third-party audit programs.
Supplier Engagement. We communicate our Responsible Minerals Sourcing Policy annually to suppliers through the AMD Supplier Responsibility Guide. AMD monitors CMRT submissions and developed tools to flag actions required to meet our sourcing expectations. We also support capability building by utilizing the RMI Learning Academy to provide responsible mineral sourcing training to suppliers.
Grievance Mechanisms. We established open lines of communication that serve as grievance mechanisms to provide employees, suppliers and others outside of AMD to report violations of our policies or other concerns. Parties external to AMD may contact our responsible minerals team to report grievances, via a dedicated email address that is published in our responsible minerals policy. In addition, AMD employees and third-parties may anonymously report suspected violations using AMD Aware, available 24 hours a day, seven days a week. AMD

Aware is staffed by non-AMD personnel, who share any information reported with our Corporate Compliance Committee.
AMD encourages the use of the RMI’s Minerals Grievance Platform to report OECD Annex II risks in the mineral supply chain. Anonymous submissions can be made at https://mineralsgrievanceplatform.org.
Step 2: Identifying and Assessing Risks in our Supply Chain.
We identify Manufacturing Suppliers that may contribute necessary 3TG to our products. Manufacturing Suppliers are requested to complete an annual supply chain survey, using the CMRT and other RMI templates. In addition, responsible mineral sourcing is taken into consideration as part of the AMD strategic sourcing process. We expect suppliers to report accurately and to conduct good-faith due diligence to ensure minerals used in their products to not benefit armed conflict or contribute to social and environmental abuses.
In accordance with OECD Guidelines, it is important to understand risk levels associated with mineral sourcing in the supply chain. The basis of this understanding stems from smelter or refiner information provided by our Manufacturing Suppliers. We leverage the RMI process and tools to inform our risk assessment. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators aligned with the OECD Guidance. AMD uses the following factors to determine the risk level of each smelter and refiner:
•Known mineral source country of origin;
•Responsible Minerals Assurance Process (RMAP) assessment status;
•Credible evidence of unethical or conflict sourcing;
•Peer Assessments conducted by credible third-party sources.
We also validate smelters through RMAP’s cross-recognition policy, which mutually recognizes the independent third-party gold refiner audit programs from the LBMA and RJC.
Step 3: Designing and Implementing a Response to Identified Risks.
The goal of the Responsible Minerals Program at AMD is to build the capability of suppliers to report 100 percent of smelters and refiners are conformant to industry standards at a company level. Corporate level conformance promotes transparency and responsible sourcing beyond our own supply chain.
We leverage our participation in RMI to encourage responsible parties to implement corrective actions and to take the necessary steps to comply with industry standards. AMD recognizes the importance of conducting additional due diligence when smelters and refiners are located or sourcing from CAHRAs. AMD is aligned with industry best practices and takes actions to remove smelters and refiners that are not compliant with industry standards or are known to contribute to environmental or human rights abuses.

In the 2022 reporting year, 100% of the smelters and refiners reported to be in our supply chain participated in RMAP. Our internal tools enable us to review potential or actual risks identified during the due diligence process primarily through the review of CMRTs submitted to AMD. In some cases, it becomes necessary for AMD to require our supplier to disengage from a smelter or refiner when our standards are not met. This can have unintended economic and humanitarian consequences for local communities. AMD has strong partnerships with our suppliers. Therefore, we work together to assess the impacts of disengaging from raw material sources and together promote responsible sourcing.
Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices.
We support the development and implementation of RMAP standards through our RMI membership. Through the RMI, we encourage smelters or refiners to participate in RMAP. When a smelter or refiner is at risk of losing their conformant status, we reach out to the smelter or refiner directly to reinforce the importance of RMAP participation. Any reported smelters or refiners who were non-compliant or deny participation in the RMAP or equivalent schemes are removed from the supply chain. In the 2022 reporting period, AMD took action to remove 14 smelters that did not meet RMAP or equivalent schemes.
Table 1: Smelter Participation in Third-Party Audit Programs
Table 1 lists the number of operational smelters and refiner facilities, identified by our surveyed manufacturing suppliers, that as of January 27, 2023 are:

Reporting Year	Active	Conformant
2019	1	221
2020	1	243
2021	7	237
2022	2	227

Step 5: Publicly Report our Supply Chain Due Diligence. The AMD Responsible Minerals Policy is published on our website and our annual Corporate Responsibility Report includes updates and progress on our Responsible Minerals Sourcing Program. Our Specialized Disclosure Report on Form SD for the reporting period from January 1 to December 31, 2022, which includes this Conflict Minerals Report, is also available at https://www.amd.com/en/corporate-responsibility/responsible-minerals-sourcing.

Steps to Further Mitigate Risk and Improve Due Diligence
AMD continues to take steps to improve our due diligence process to further mitigate the risk that 3TGs in our products could benefit armed groups in the DRC or adjoining countries. These steps include:
•Pilot the use of autonomous mapping and machine learning to map and identify risk deeper in the sub-tiers of the supply chain.
•Continue to evaluate upstream sources through a broader set of tools to evaluate risk;
•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs;
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers;
•Continue to include an Environmental and Social Governance (ESG) clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued; and
•Following the OECD Guidance process, increase the emphasis on validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.
Reasonable Country of Origin Inquiry
AMD is required under the Rule to conduct a good-faith, reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials.
In 2022, RCOI efforts included requiring suppliers to complete the CMRT (see Identifying and Assessing Risks in our Supply Chain). To determine the country of origin of 3TG in our products, we utilized the RMI RMAP’s Reasonable Country of Origin Inquiry Data (the “RMI RCOI Data”). The RMI RCOI Data provides country of origin information for the raw materials used by smelters or refiners that are reported by the RMAP as being conformant with their assessment standards (i.e., demonstrated with reasonable confidence that the smelter or refiner’s due diligence processes are aligned with the expectations in the OECD). Available RMI RCOI Data provides traceability upstream to countries of origin at an aggregate level. Since the most detailed information is shown as groupings of countries, we are unable to determine with certainty the specific countries from which the 3TG in our products may be sourced.

Results of Efforts to Determine Country of Origin
Through our RCOI effort, AMD identified 20 of 229 smelters and refiners are known to source from the Covered Countries, all of which are conformant to third-party audit standards. In addition, 29 smelters and refiners source 100% recycled and scrap materials, all of which are conformant to third-party audit standards.
Table 2: Smelters and refiners sourcing recycled and scrap materials.

Gold	16
Tantalum	3
Tin	9
Tungsten	3

Table 3: Reasonable Country of Origin Inquiry List
Countries from which minerals in AMD products may have originated is based on sourcing information disclosed during third-party auditing processes and RMI’s Reasonable Country of Origin Inquiry report dated January 27, 2023, are believed to be the following as well as recycled and scrap sources:

Algeria	Dominican Republic	Latvia	Saint Kitts and Nevis
Andorra	Ecuador	Lebanon	Saudi Arabia
Angola	Egypt	Liberia	Senegal
Antigua and Barbuda	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Australia	Estonia	Luxembourg	Singapore
Austria	Ethiopia	Macau	Sint Maarten
Azerbaijan	Fiji	Malaysia	Slovakia
Bahamas	Finland	Mali	Slovenia
Bahrain	France	Malta	South Africa
Bangladesh	French Guiana	Mauritania	Spain
Barbados	Georgia	Mauritius	Saint Vincent and the Grenadines
Belarus	Germany	Mexico	Sudan
Belgium	Ghana	Monaco	Suriname
Benin	Greece	Mongolia	Eswatini
Bolivia	Grenada	Morocco	Sweden
Bosnia and Herzegovina	Guatemala	Mozambique	Switzerland
Botswana	Guinea	Myanmar	Tajikistan
Brazil	Guyana	Namibia	Tanzania
Bulgaria	Honduras	Netherlands	Thailand
Burkina Faso	Hong Kong	New Zealand	Togo
Burundi	Hungary	Nicaragua	Trinidad and Tobago
Cambodia	Iceland	Niger	Tunisia
Canada	India	Nigeria	Turkey
Cayman Islands	Indonesia	Norway	Turks and Caicos Islands
Chile	Ireland	Oman	Uganda
China	Israel	Pakistan	Ukraine
Taiwan	Italy	Panama	United Arab Emirates
Colombia	Jamaica	Papua New Guinea	United Kingdom
Democratic Republic of the Congo	Japan	Peru	United States
Costa Rica	Jordan	Philippines	Uruguay
Ivory Coast	Kazakhstan	Poland	Uzbekistan
Croatia	Kenya	Portugal	Venezuela
Curaçao	South Korea	Puerto Rico	Vietnam
Cyprus	Kyrgyzstan	Romania	Yemen
Czech Republic	Kuwait	Russia*	Zimbabwe
Denmark	Laos	Rwanda
*Sourcing ceased during the 2022 reporting year in accordance with United States law.

Table 4: AMD Smelter and Refiner List
Table 4 lists the facilities which, to the extent known, process the necessary minerals in our products based on the responses from the CMRT. Some Manufacturing Suppliers completed the CMRT at the company level for only those products that they provide to AMD. Due to this, our list of smelters or refiners may contain more facilities than those that actually processed the 3TG contained in our products. This list only includes smelters and refiners that have been verified by RMI as eligible operating facilities as of January 27, 2023.

Metal	Smelter Name	Country
Gold	Bangalore Refinery	INDIA
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	SAAMP	FRANCE
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals**	KOREA, REPUBLIC OF
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Chimet S.p.A.	ITALY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Valcambi S.A.	SWITZERLAND

Gold	Cendres + Metaux S.A.**	SWITZERLAND
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	T.C.A S.p.A	ITALY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Umicore Precious Metals Thailand**	THAILAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Chugai Mining	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Singway Technology Co., Ltd.**	TAIWAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Japan Mint	JAPAN
Gold	Royal Canadian Mint	CANADA

Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	MKS PAMP SA	SWITZERLAND
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A**	ITALY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Asahi Pretec Corp.	JAPAN
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Boliden AB	SWEDEN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Italpreziosi	ITALY
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Kazzinc	KAZAKHSTAN
Gold	8853 S.p.A.**	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	AMG Brasil	BRAZIL
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Dowa	JAPAN
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Aurubis Berango	SPAIN
Tin	CRM Synergies	SPAIN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.**	CHINA

Tin	PT Bukit Timah	INDONESIA
Tin	PT Timah Nusantara**	INDONESIA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Tinindo Inter Nusa**	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Aurubis Beerse	BELGIUM
Tin	Rui Da Hung	TAIWAN
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Thaisarco	THAILAND
Tin	Fenix Metals	POLAND
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Hunan Jintai New Material Co., Ltd.**	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	ACL Metais Eireli**	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

* The smelter or refiner held an RMAP conformant smelter status during the 2022 reporting year but has since been removed from the AMD supply chain.
** The RMAP conformant status of the smelter or refiner changed following the 2022 reporting period and is in the process of being removed from the AMD supply chain.